UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )

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COMSCORE, INC.
(Name of Registrant as specified in its charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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comScore, Inc. (the "Company") is supplementing its proxy statement, filed April 30, 2026 (the “Proxy Statement") for the annual meeting of stockholders of the Company to be held on June 16, 2026, with the following updated biographical information for director Brian Wendling.

Brian Wendling has served as a director since March 2021. Mr. Wendling is Chief Accounting Officer and Principal Financial Officer of Liberty Media Corporation, Liberty Broadband Corporation, GCI Liberty and Liberty Live Holdings, Inc. He previously served as Senior Vice President and Chief Financial Officer of Liberty TripAdvisor Holdings, Inc. from January 2016 to April 2025 and served as Chief Accounting Officer and Principal Financial Officer of Qurate Retail, Inc. (which commenced voluntary Chapter 11 bankruptcy proceedings as QVC Group, Inc. in April 2026) from January 2020 to March 2025, and Atlanta Braves Holdings, Inc. from December 2022 to August 2024. Mr. Wendling has held various positions with these companies (which own assets across the media, entertainment and sports industries) and their predecessors since 1999. Prior to joining these companies, he worked in the assurance practice of the accounting firm KPMG. Mr. Wendling has previously served on the boards of Fun Technologies Inc. and CommerceHub, Inc. as well as other private companies. He also currently serves on the Indiana University Accounting Advisory Board and has previously served on the Clothes to Kids of Colorado and Rocky Mountain PBS boards. He received his Bachelor of Science degree in accounting from Indiana University. Mr. Wendling brings over 30 years of finance, accounting, M&A, public reporting and compliance experience to our Board.

The Proxy Statement and the Company's Annual Report on Form 10-K for the year ended December 31, 2025 are available at https://materials.proxyvote.com/20564W.
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